Exhibit (10)(iii)(A)(17.16)

AMENDMENT TO

CINCINNATI BELL MANAGEMENT PENSION PLAN

The Cincinnati Bell Management Pension Plan (the “Plan”) is hereby amended, effective as of January 1, 2008 and in order to limit to no more than $15,000 the amount of a certain ancillary death benefit provided under the Plan, by adding a Subsection 9.3.3 to the Plan reading as follows immediately after Plan Subsection 9.3.2.

9.3.3 Notwithstanding any other provision of the Plan (or the Prior Death Benefit Plan), the amount of any death benefit that becomes payable under the foregoing subsections of this Section 9.3 (and under the Prior Death Benefit Plan) with respect to any person who (a) is or was a participant in the Plan, (b) did not have his employment with the Affiliated Employers end prior to July 1, 1989, and (c) dies on or after January 1, 2008 shall not in any event exceed $15,000 (or, if less, the amount of such death benefit that would apply in the absence of the provisions of this Subsection 9.3.3).

IN ORDER TO EFFECT THE FOREGOING PLAN CHANGE, the Plan’s sponsor, Cincinnati Bell Inc., has caused its name to be subscribed to this Plan amendment.

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson
Title:	V.P. General Counsel & Secretary
Date: